EXHIBIT 10.3(C)

FACEBOOK, INC.
2012 EQUITY INCENTIVE PLAN
FORM OF NOTICE OF RESTRICTED STOCK UNIT AWARD (US)
GRANT NUMBER:    ________

Unless otherwise defined herein, the terms defined in the Facebook, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”).

Name:
Address:
You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Award Agreement (Restricted Stock Units) (hereinafter “RSU Agreement”).

Number of RSUs:
Date of Grant:
Vesting Commencement Date:

Expiration Date:    The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date

Vesting Schedule:    Subject to the limitations set forth in this Notice, the Plan and the
RSU Agreement, the RSUs will vest in accordance with the following schedule:

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant acknowledges and agrees to the following:

Participant agrees and acknowledges that in the event Participant’s service status with the Company (or a Subsidiary or affiliate, as the case by may be) changes: (i) the Vesting Schedule may change prospectively, or
(ii) a portion of the award may be subject to forfeiture. Any such changes or forfeiture will occur in accordance with Company policies including but not limited to policies relating to full- or part-time status, leaves of absence, work schedules, and vesting of awards.

Participant understands that Participant’s employment or consulting relationship or service with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the RSU Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company. Participant also understands that this Notice is subject to the terms and conditions of both the RSU Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the RSU Agreement and the Plan. By accepting this RSU, Participant consents to the electronic delivery as set forth in the RSU Agreement.

FACEBOOK, INC.
2012 EQUITY INCENTIVE PLAN
FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT (US)

Unless otherwise defined herein, the terms defined in the Facebook, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (Restricted Stock Units) (the “Agreement”).

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement.

1.Settlement. Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs shall be in Shares.

2.No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right dividends or to vote such Shares.

3.Dividend Equivalents.    Dividends, if any (whether in cash or Shares), shall not be credited to Participant.

4.Non-Transferability of RSUs. RSUs may not be transferred in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.

5.Termination. If Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

6.Withholding Taxes.    Prior to the settlement of Participant’s RSUs, Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company. In this regard, Participant authorizes the Company to withhold all applicable withholding taxes legally payable by Participant from Participant’s wages or other cash compensation paid to Participant by the Company. With the Committee’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to Participant when Participant’s RSUs are settled, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount,
(b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization), or (c) any other arrangement approved by the Committee. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. The Company may refuse to deliver the Shares if Participant fails to comply with Participant’s obligations in connection with the tax withholding as described in this section.

7.Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan. Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

8.Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

9.Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

10.Governing Law; Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

11.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.

By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address. By acceptance of this RSU, Participant consents to the electronic delivery of the Notice, this RSU Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSU. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion.

EXHIBIT 10.3(C)

FACEBOOK, INC.
2012 EQUITY INCENTIVE PLAN
FORM OF NOTICE OF RESTRICTED STOCK UNIT AWARD
GRANT NUMBER:

Unless otherwise defined herein, the terms defined in the Facebook, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”).
Name:
Address:
You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Award Agreement (Restricted Stock Units) (hereinafter “RSU Agreement”).
Number of RSUs:
Date of Grant:
Vesting Commencement Date:

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the RSU Agreement, the RSUs will vest in accordance with the following schedule:

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant acknowledges and agrees to the following:
Participant agrees and acknowledges that in the event Participant’s service status with the Company (or a Subsidiary or affiliate, as the case by may be) changes: (i) the Vesting Schedule may change prospectively, or (ii) a portion of the award may be subject to forfeiture. Any such changes or forfeiture will occur in accordance with Company policies including but not limited to policies relating to full- or part-time status, leaves of absence, work schedules, and vesting of awards.

Participant understands that Participant’s employment or consulting relationship or service with the Company (or a Subsidiary or affiliate, as the case may be) is for an unspecified duration, can be terminated at any time in accordance with the applicable law, which may include “at-will” employment, and that nothing in this Notice, the RSU Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company (or a Subsidiary or affiliate, as the case may be). Participant also understands that this Notice is subject to the terms and conditions of both the RSU Agreement, the Plan and the NIC, both of which are incorporated herein by reference. Participant has read both the RSU Agreement and the Plan. Participant consents to the electronic delivery as set forth in the RSU Agreement.

FACEBOOK, INC.
2012 EQUITY INCENTIVE PLAN
FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Facebook, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (Restricted Stock Units) (the “Agreement”).
Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement.
1.Settlement. Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs shall be in Shares.
2.    No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right dividends or to vote such Shares.
3.    Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant.
4.    Non-Transferability of RSUs. RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.
5.    Termination. If Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate as of the date on which notice of termination was provided. In case of any dispute as to whether Termination has occurred, the Company shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination for purposes of the Plan. For the avoidance of doubt, it is noted that, except as may be agreed to in the sole discretion of the Company, if Participant is Terminated by his employer for any reason or if Participant’s Termination is due to his voluntary resignation, all unvested RSUs shall be forfeited as of the date on which Participant is no longer actively providing services, and no vesting shall continue during any notice period that may be mandated in relation to his Termination, whether specified under contract or applicable law, including any “garden leave” or similar period.
6.    Withholding Taxes. Prior to the settlement of Participant’s RSUs, Participant shall pay or make adequate arrangements satisfactory to the Company (and any Subsidiary or affiliate) to satisfy all withholding obligations of the Company (and any Subsidiary or affiliate).  In this regard, Participant authorizes the Company (and any Subsidiary or affiliate) to withhold all applicable withholding taxes (including any applicable social contributions or other amounts) legally payable by Participant.  In this regard, Participant authorizes the Company (and any Subsidiary or affiliate), at the direction and discretion of the Committee, to satisfy all withholding obligations by one or a combination of the following:  (i) payment of a cash amount by Participant, (ii) by withholding from Participant’s wages or other cash compensation paid to Participant by the Company (and any Subsidiary or affiliate), (iii) withholding Shares based on the Fair Market Value of the Shares that otherwise would be issued to Participant when Participant’s RSUs are settled, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (iv) by withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs through a voluntary or mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further action by Participant), or (v) by any other arrangement approved by the Committee, all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable.  The Company may refuse to deliver the Shares if Participant fails to comply with Participant’s obligations in connection with the tax withholding as described in this section.
7.    Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement (including the country-specific addendum hereto) and the provisions of the Plan. Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
8.    Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
9.    Data Protection. In order to enable the Company to properly administer the Plan and the RSUs received by the Participant pursuant to the Plan, Participant hereby gives explicit consent to the Company, any Subsidiary or Parent of the Company, and/or any delegates to collect and process (electronically or otherwise) personal data, including sensitive and financial data, about himself or herself necessary to administer the Plan and RSUs received by Participant pursuant to the Plan. Such data may include, but is not limited to, Participant's name, work authorization, government or tax identification number, date of birth, beneficiaries' contact information, RSU grant history, and compensation information. Participant also hereby gives explicit consent to the Company and related entities to transfer (electronically or otherwise) any such data outside the country in which Participant is living or employed (including to the United States), as well as to third-party providers (in Participant’s home country or the United States or other countries) of legal, tax, benefits, administration or other services to the Company, related entities, or employees. The legal person for whom such personal data is intended to be used is the Company and/or its related entities. Participant further understands that the Company and/or its Subsidiary or Parent may report information regarding the Participant and/or the RSU to tax authorities or other governmental agencies as may be required to comply with applicable laws.
10.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable national or local laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer. Furthermore, Participant understands that the applicable laws of the country and/or state or province in which Participant is living or working at the time of grant, vesting and/or settlement of the RSUs and/or disposition of the Shares received thereunder (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent settlement of the RSUs and/or disposition of the Shares received thereunder or may subject Participant to additional procedural or regulatory requirements Participant is solely responsible for and will have to independently fulfill in relation to the RSUs or ownership or sale of Shares or in order to otherwise receive any benefit under this RSU. Such local requirements may be outlined in but are not limited to the country-specific Addendum attached hereto.
11.    Addendum and Additional Requirements. Notwithstanding any provisions in the Plan, the Notice or this Agreement, the RSUs and any Shares to be issued thereunder shall be subject to the terms and conditions set forth in the country-specific Addendum that may apply due to Participant’s country of residence or work upon grant, vesting or settlement of RSUs or the disposition of Shares received thereunder or upon Participant’s relocation to another country. Moreover, the Company reserves the right to impose other requirements in relation to Participant’s participation in the Plan to the extent necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan or this Agreement and to require Participant to sign any additional agreements or undertakings that may be necessary or advisable to accomplish the foregoing.
12.    Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States for the Northern District of California and no other courts.
13.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, in accordance with applicable laws, which may provide for the termination of Participant’s service for any reason, with or without cause.
14.    Discretionary and Voluntary Notice of Grant. In accepting the award of RSUs, Participant acknowledges and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be unilaterally modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;
(b)    the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs or other Awards, or benefits in lieu of RSUs, even if RSUs have been awarded repeatedly in the past;
(c)    all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;
(d)    Participant is voluntarily participating in the Plan;
(e)    the RSUs and any Shares acquired under the Plan are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the employer, the Company or any Subsidiary or Parent of the Company and are outside the scope of Participant’s employment or service contract, if any;
(f)    the RSUs and any Shares acquired under the Plan are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the employer, the Company or any Subsidiary or Parent;
(g)    in the event that Participant is not an Employee of the Company, the RSUs and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company; and, furthermore, the RSUs and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with any Subsidiary or affiliate of the Company;
(h)    the future value of the underlying Shares to be issued when the RSUs vest or are settled, if any, is unknown and cannot be predicted with certainty, and the Company is not liable for any decrease in the value of such RSUs or Shares nor for any foreign exchange fluctuations between Participant’s local currency and the United States Dollar that may affect the value of any benefit Participant may receive in relation to the RSUs or the Shares received thereunder; and
(i)    in consideration of the grant of the RSUs, no claim or entitlement to compensation or damages shall arise from termination of the RSUs or from any diminution in value of the RSUs or the Shares acquired upon vesting or settlement of the RSUs, and Participant irrevocably releases the employer, the Company and any Subsidiary or Parent from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.
By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. To the extent Participant has been provided with a copy of the Notice, the Plan, this Agreement or any other documents relating to the RSU in an language other than English, the English language documents will prevail in the case of any ambiguities or divergences as a result of translation. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address. By acceptance of this RSU, Participant consents to the electronic delivery of the Notice, this RSU Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSU. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion.

Country-Specific Addendum

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to residents of the countries listed below and that may be material to Participant’s participation in the Plan. However, because foreign exchange regulations and other local laws are subject to frequent change, Participant is advised to seek advice from Participant’s own personal legal and tax advisor prior to accepting a grant or holding or selling Shares acquired under the Plan. Unless otherwise noted below, capitalized terms shall take the same definitions assigned to them under the Plan and the Agreement. This Addendum forms part of the Agreement and should be read in conjunction with the Plan

Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the U.S. This Agreement (of which this Addendum is a part), the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the U.S. The issuance of securities described in any Plan-related documents is not intended for offering or public circulation in your jurisdiction.

European Union
Data Privacy
The following supplements Section 9 of the Agreement: Participant understands that personal data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view his or her personal data, request additional information about the storage and processing of personal data, require any necessary amendments to personal data without cost, request a list of the names and addresses of any recipients of the personal data, or refuse or withdraw the consents herein or by contacting in writing Participant’s local human resources representative.

Argentina
Foreign Exchange Restrictions
US dollar transactions must be conducted through a financial intermediary authorized by the Argentine Central Bank. US dollar proceeds from the sale of stock by a participant, when remitted to Argentina, are subject to conversion to Argentine pesos at applicable exchange rates, as well as relevant regulations of the Central Bank. Depending on the amount, you may also be required to file certain documentation of the sale with the local bank or otherwise place the funds in a non-interest-bearing US dollar-denominated mandatory deposit account for a holding period of 365 days. As the restrictions may change, please confirm the foreign exchange requirements with your local bank before any transfer of funds into or out of Argentina.

Australia
Securities Law Notice
This disclosure has been prepared in connection with offers to employees in Australia under the Plan and the Agreement (copies of which are enclosed). It has been prepared to ensure that this grant and any other grant under the Plan (the “Offer”) satisfies the conditions for exemptions granted by the Australian Securities and Investments Commission (“ASIC”) under ASIC Class order 14/1000.

Any advice given to you in connection with the Offer is general advice only. It does not take into account the objectives, financial situation and needs of any particular person. No financial product advice is provided in the documentation relating to the Plan and nothing in the documentation should be taken to constitute a recommendation or statement of opinion that is intended to influence you in making a decision to participate in the Plan. This means that you should consider obtaining your own financial product advice from an independent person who is licensed by the ASIC to give such advice.  Facebook, Inc. will make available upon your request the Australian dollar equivalent of the current market price of the underlying Shares subject to your RSUs. You can get those details by contacting peeps@fb.com.

Issue of RSUs
RSUs will be issued for no consideration.

Risks of Participation in the Plan
Participation in the Plan and acquiring Shares in Facebook, Inc. carries inherent risks. You should carefully consider these risks in light of your investment objectives and personal circumstances.

Settlement
Notwithstanding any discretion in the Plan, the Notice or the Agreement to the contrary, settlement of the RSUs shall be in Shares and not, in whole or in part, in the form of cash.

Brazil
Foreign Assets Reporting
If you are a resident of Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil (“BACEN”) if the aggregate value of such assets and rights (including any capital gain, dividend or profit attributable to such assets) is equal to or greater than US $100,000. The reporting should be completed at the beginning of the year.

Canada
Employee Tax Treatment
For Canadian federal income tax purposes, the RSU is intended to be treated as an agreement by the Company to sell or issue shares to the Employee and, as such, is intended to be subject to the rules in section 7 of the Income Tax Act (Canada). Under those rules, the Employee will be considered to have received an employment benefit at the time of settlement of the vested RSUs equal to the full value of the Shares received, which amount will be taxed as employment income and will be subject to withholding at source.

Settlement
Notwithstanding any discretion in the Plan, the Notice or the Agreement to the contrary, settlement of the RSUs shall only be made in Shares issued by the Company from treasury and not, in whole or in part, in the form of cash or other consideration.

Foreign Share Ownership Reporting
If you are a Canadian resident, your ownership of certain foreign property (including shares of foreign corporations) in excess of $100,000 may be subject to ongoing annual reporting obligations.  Please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult your tax advisor for further details.  It is your responsibility to comply with all applicable tax reporting requirements.

Securities Law Notice
The security represented by the Notice and the Agreement was issued pursuant to an exemption from the prospectus requirements of applicable securities legislation in Canada. Participant acknowledges that as long as the Company is not a reporting issuer in any jurisdiction in Canada, the RSUs and the underlying Shares will be subject to an indefinite hold period and that the RSUs and the underlying Shares are subject to restrictions on their transfer pursuant to such applicable securities legislation. Participant further acknowledges that (i), unless permitted under applicable securities legislation, the Participant is not permitted to transfer the RSUs or the underlying Shares before the date that is 4 months and a day after the later of (a) the date of this Agreement and (b) the date the Company became a reporting issuer (as such term is defined under applicable securities legislation) in any province of territory in Canada; (ii) the certificates representing the RSUs and the underlying Shares will bear the legend required by applicable securities legislation indicating that the resale of such securities is restricted; and (iii) the Participant has been advised to consult the Participant's own legal counsel for full particulars of the resale restrictions applicable to the Participant.

Quebec: Consent to Receive Information in English
The following applies if you are a resident of Quebec: The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la redaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Colombia
Foreign Ownership Reporting
Prior approval from a government authority is not required to purchase and hold foreign securities or to receive an equity award.  However, if the value of foreign investments, including the value of any equity awards, equals or exceeds US $500,000, such investments must be registered with the Colombian Central Bank by June 30th of each year.

France
Foreign Ownership Reporting
Residents of France with foreign account balances in excess of EUR 1 million or its equivalent must report monthly to the Bank of France.

Consent to Receive Information in English
By accepting the Restricted Stock Units, you confirm having read and understood the Plan and the Agreement, which were provided in the English language. You accept the terms of those documents accordingly. En acceptant cette attribution gratuite d’actions, vous confirmez avoir lu et comprenez le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.

Hong Kong
Securities Law Notice
The RSUs and any Shares issued upon vesting of the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its affiliates. The Plan, the RSU Agreement, including this Addendum, and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable companies and securities legislation in Hong Kong and have not been registered with or authorized by any regulatory authority, including the Securities and Future Commission, in Hong Kong. This Agreement and the incidental communication materials are intended only for the personal use of each eligible Participant and not for distribution to any other persons. If you have any questions about any of the contents of this Agreement or the Plan or other incidental communication materials, you should obtain independent professional advice.

India
Repatriation Requirement
You shall take all reasonable steps to repatriate to India immediately all foreign exchange received by you as a consequence of your participation in Facebook’s Plan and in any case not later than 90 days from the date of sale of the stocks so acquired by you under the Plan. Further, you shall in no case take any action (or refrain from taking any action) that has the effect of:

(a)    Delaying the receipt by you of the whole or part of such foreign exchange; or
(b)    Eliminating the foreign exchange in whole or in part to be receivable by you.

Upon receipt or realization of the foreign exchange in India, including in relation to any dividend payments, you shall surrender the received or realised foreign exchange to an authorised person within a period of 180 days from the date of such receipt or realisation, as the case may be. Please note that you should keep the remittance certificate received from the bank where foreign currency is deposited in the event that the Reserve Bank of India, Facebook or your employer requests proof of repatriation.

Ireland
Director Reporting
If you are a director or shadow director of the Company or related company, you may be subject to special reporting requirements with regard to the acquisition of shares or rights over shares. Please contact your personal legal advisor for further details if you are a director or shadow director.

Settlement
Notwithstanding any discretion in the Plan, the Notice or the Agreement to the contrary, settlement of the RSUs shall be in Shares and not, in whole or in part, in the form of cash.

Israel
Sub-Plan for Israeli Participants
Your RSUs are granted under the Sub-Plan for Israeli Participants (the “Israeli Sub-Plan”), which is considered part of the Plan. The terms used herein shall have the meaning ascribed to them in the Plan or Israeli Sub-Plan. In the event of any conflict, whether explicit or implied, between the provision of this Agreement and the Israeli Sub-Plan, the provisions set out in the Israeli Sub-Plan shall prevail. By accepting this grant, you acknowledge that a copy of the Israeli Sub-Plan has been provided to you. The Israeli Sub-Plan may also be obtained by contacting peeps@fb.com.

Further Acknowledgement
The following language shall be read in continuation to Section 7 of the Agreement:

Participant also (iii) declares that she/he is familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route applicable to the RSUs, and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, Section 102 may not apply, and (iv) agrees to the terms and conditions of the trust deed signed between the Trustee and the Company and/or the applicable Subsidiary, which is available for the Participant’s review, during normal working hours, at Company’s offices, (v) acknowledges that releasing the RSUs and Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions, (vi) authorizes the Company and/or the applicable Subsidiary to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations under the Ordinance, the trust deed and the trust agreement, including without limitation information about his/her RSUs, Shares, income tax rates, salary bank account, contact details and identification number, (vii) declares that he/she is a resident of the State of Israel for tax purposes on the grant date and agrees to notify the Company upon any change in the residence address indicated above and acknowledges that if his/her engagement with the Company or Subsidiary is terminated and he/she is no longer employed by the Company or any Subsidiary, the RSUs and Shares shall remain subject to Section 102, the trust agreement, the Plan and this Agreement; (viii) understands and agrees that if he/she ceases to be employed or engaged by an Israeli resident Subsidiary but remains employed by the Company or any Subsidiary thereof, all unvested RSUs shall be forfeited to the Company with all rights of the Participant to such RSUs immediately terminating prior to his/her termination of employment or services, and any Shares already issued upon the previous vesting of RSUs shall remain subject to Section 102, the trust agreement, the Plan and this Agreement; (ix) warrants and undertakes that at the time of grant of the RSUs herein, or as a consequence of the grant, the Participant is not and will not become a holder of a “controlling interest” in the Company, as such term is defined in Section 32(9) of the Ordinance, (x) the grant of RSUs is conditioned upon the Participant signing all documents requested by the Company or the Trustee.

Section 102 Capital Gains Trustee Route
The RSUs are intended to be subject to the Capital Gains Route under Section 102 of the Ordinance, subject to you consenting to the requirements of such tax route by accepting the terms of this agreement and the grant of RSUs, and subject further to the compliance with all the terms and conditions of such tax route. Under the Capital Gains Route tax is only due upon sale of the Shares or upon release of the Shares from the holding or control of the Trustee.

Trustee Arrangement
The RSUs, the Shares issued upon vesting and/or any additional rights, including without limitation any right to receive any dividends or any shares received as a result of an adjustment made under the Plan that may be granted in connection with the RSUs (the “Additional Rights”), shall be issued to or controlled by the Trustee for the benefit of the Participant under the provisions of the 102 Capital Gains Route and will be controlled by the Trustee for at least the period stated in Section 102 of the Ordinance and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the “Rules”). In the event the RSUs do not meet the requirements of Section 102 of the Ordinance, such RSUs and the underlying Shares shall not qualify for the favorable tax treatment under Section 102 of the Ordinance. The Company makes no representations or guarantees that the RSUs will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section102 of the Ordinance. Any fees associated with any exercise, sale, transfer or any act in relation to the RSUs shall be borne by the Participant and the Trustee and/or the Company and/or any Subsidiary shall be entitled to withhold or deduct such fees from payments otherwise due to you from the Company or a Subsidiary or the Trustee.

Restrictions on Sale
In accordance with the requirements of Section 102 of the Ordinance and the Capital Gains Route, the Participant shall not sell nor transfer the Shares or Additional Rights from the Trustee until the end of the required Holding Period. Notwithstanding the above, if any such sale or transfer occurs before the end of the required Holding Period, the sanctions under Section 102 shall apply to and shall be borne by the Participant.

Tax Treatment
The following language supplements Section 6 of the Agreement:

The RSUs are intended to be taxed in accordance with Section 102, subject to full and complete compliance with the terms of Section 102. Participants with dual residency for tax purposes may be subject to taxation in several jurisdictions.

Any Tax imposed in respect of the RSUs and/or Shares, including, but not limited to, the grant of RSUs, and/or the vesting, transfer, waiver, or expiration of RSUs and/or Shares, and/or the sale of Shares, shall be borne solely by the Participant, and in the event of death, by the Participant's heirs. The Company, any Subsidiary, the Trustee or anyone on their behalf shall not be required to bear the aforementioned Taxes, directly or indirectly, nor shall they be required to gross up such Tax in the Participant's salaries or remuneration. The applicable Tax shall be withheld from the proceeds of sale of Shares or shall be paid to the Company or a Subsidiary or the Trustee by the Participant. Without derogating from the aforementioned, the Company or a Subsidiary or the Trustee shall be entitled to withhold Taxes as it deems complying with applicable law and to deduct any Taxes from payments otherwise due to the Participant from the Company or a Subsidiary or the Trustee. The ramifications of any future modification of applicable law regarding the taxation of the RSUs granted to the Participant shall apply to the Participant accordingly and the Participant shall bear the full cost thereof, unless such modified laws expressly provide otherwise.

The issuance of the Shares upon the vesting of RSUs or in respect thereto, shall be subject to the full payments of any Tax (if applicable).

Securities Law
If required under applicable law, the Company shall use reasonable efforts to receive a securities exemption from the Israeli Securities Authority to avoid the requirement to file an Israeli securities prospectus in relation to the Plan. Copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission will be made available by request from peeps@fb.com.

Italy
Data Privacy Consent
Pursuant to Legislative Decree no. 196/2003, the Controller of personal data processing is Facebook, with registered offices at corso di Porta Vittoria n. 9, Milan, Italy, and its Representative in Italy for privacy purposes is: Luca Colombo.

I understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/200.

The processing activity, including the communication and transfer of my Data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require my consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. I understand that the use of my Data will be minimized where it is not necessary for the implementation, administration and management of the Plan. I further understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, I have the right to, including but not limited to, access, delete, update, ask for rectification of my Data and stop, for legitimate reason, the Data processing. Furthermore, I am aware that my Data will not be used for direct marketing purposes.

Japan
Securities Acquisition Report
If you acquire Shares valued at more than ¥100,000,000 total, you must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the acquisition of the Shares.

Korea
Repatriation Requirement
Please note that proceeds received from the sale of stock overseas must be repatriated to Korea within eighteen (18) months if such proceeds exceed US $500,000 per sale. Separate sales may be deemed a single sale if the sole purpose of separate sales was to avoid a sale exceeding the US $500,000 per sale threshold.

Malaysia
Securities Law Notice
The grant of Facebook equity awards in Malaysia constitutes or relates to an ‘excluded offer,’ ‘excluded invitation,’ or ‘excluded issue’ pursuant to Section 229 and Section 230 of the CMSA, and as a consequence no prospectus is required to be registered with the Securities Commission of Malaysia. The award documents do not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the CMSA.

Mexico
Labor Law Acknowledgment
The invitation Facebook is making under the Plan is unilateral and discretionary and is not related to the salary and other contractual benefits granted to you by your employer; therefore, benefits derived from the Plan will not under any circumstance be considered as an integral part of your salary . Facebook reserves the absolute right to amend the Plan and discontinue it at any time without incurring any liability whatsoever. This invitation and, in your case, the acquisition of shares does not, in any way, establish a labor relationship between you and Facebook, nor does it establish any rights between you and your employer.

La invitación que Facebook hace en relación con el Plan es unilateral, discrecional y no se relaciona con el salario y otros beneficios que recibe actualmente de su actual empleador, por lo que cualquier beneficio derivado del Plan no será considerado bajo ninguna circunstancia como parte integral de su salario. Por lo anterior, Facebook se reserva el derecho absoluto para modificar o terminar el mismo, sin incurrir en responsabilidad alguna. Esta invitación y, en su caso, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre usted y Facebook y tampoco genera derecho alguno entre usted y su empleador.

New Zealand
Securities Law Notice
This grant is not intended to be an offer of securities to the public. To comply with New Zealand legal requirements we are required to inform you that the company may be in possession of information in relation to the company that is not publicly available and would be likely to affect materially the price of the securities if it were so disclosed.

Poland
Foreign Ownership Reporting
If you hold more than PLN 7,000,000 in foreign securities (including Shares) at year-end, you are required to report quarterly to the National Bank of Poland regarding the number and value of such securities. Such reports are filed on special forms available on the website of the National Bank of Poland. Additional forms are required if you hold 10% or more of the voting rights in a foreign entity.

Singapore
Securities Law Notice
This grant of the RSU and the Common Stock to be issued upon vesting of the RSU shall be made available only to an employee of the Company or its Subsidiary, in reliance of the prospectus exemption set out in Section 173(1)(f) of the Securities and Futures Act (Chapter 289) of Singapore. In addition, you agree, by your acceptance of this grant, not to sell any Common Stock within six months of the date of grant. Please note that neither this Agreement nor any other document or material in connection with this offer of the RSU and the Common Stock thereunder has been or will be lodged, registered or reviewed by any regulatory authority in Singapore.

Director Reporting
If you are a director or shadow director of the Company or an affiliate, you may be subject to special reporting requirements with regard to the acquisition of shares or rights over shares. Please contact your personal legal advisor for further details if you are a director or shadow director.

Exit Tax / Deemed Exercise Rule
If you have received RSUs in relation to your employment in Singapore, please note that if, prior to the vesting of your RSUs, you are 1) a permanent resident of Singapore and leave Singapore permanently or are transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months, you will likely be taxed on your unvested RSUs on a “deemed exercise” basis, even though your RSUs have not yet vested.  You should discuss your tax treatment with your personal tax advisor.

Spain
Foreign Share Ownership Reporting
If you are a Spanish resident, your acquisition, purchase, or sale of foreign-listed stock may be subject to ongoing annual reporting obligations with the General Directorate of International Economy and Foreign Transactions. If shares are kept abroad, you will need to submit a statistical report on an official Form D6 each January in relation to the preceding year. Additionally, a Form D8 must be submitted to the aforementioned authorities in certain circumstances.

Taiwan
Exchange Control Information
You may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to US $5,000,000 per year. If the transaction amount is TWD $500,000 or more in a single transaction, you must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. If the transaction amount is US $500,000 or more, you may be required to provide additional supporting documentation to the satisfaction of the remitting bank. Please consult your personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

Thailand
Exchange Control Information
When you sell Shares issued to you at vesting, you must repatriate all cash proceeds to Thailand and convert such proceeds to Thai Baht within 360 days of receipt of such proceeds. In certain cases the inward remittance may then need to be reported to the Bank of Thailand, but this is typically handled by the receiving bank.

United Arab Emirates
Securities Law Notice
This Plan has not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities or governmental agencies in the United Arab Emirates. This Plan is strictly private and confidential and has not been reviewed by, deposited or registered with the UAE Central Bank or any other licensing authority or governmental agencies in the United Arab Emirates. This Plan is being issued from outside the United Arab Emirates to a limited number of employees of Facebook, Inc. and affiliated companies and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose. Further, the information contained in this report is not intended to lead to the issue of any securities or the conclusion of any other contract of whatsoever nature within the territory of the United Arab Emirates.

United Kingdom
Withholding of Tax
This provision supplements Section 6 of the Agreement:
If payment or withholding of the Tax-Related Items (including the Employer NICs, as defined below) is not made within ninety (90) days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the employer may recover it at any time thereafter by any of the means referred to in Section 6 of the Agreement. Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the Tax-Related Items. In the event that Participant is a director or executive officer and the Tax-Related Items are not collected from or paid by Participant by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to Participant on which additional income tax and national insurance contributions will be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.

Settlement
Notwithstanding any discretion in the Plan, the Notice or the Agreement to the contrary, settlement of the RSUs shall be in Shares and not, in whole or in part, in the form of cash.

NICs Joint Election
As a condition of participation in the Plan and vesting of the RSUs, Participant agrees to accept any liability for secondary Class 1 national insurance contributions which may be payable by the Company and/or the employer in connection with the RSUs and any event giving rise to Tax-Related Items (“Employer NICs”). By accepting this Award (whether in writing, electronically or otherwise) Participant explicitly accepts the terms of and enters into the Form of Election to Transfer the Employer’s Secondary Class 1 National Insurance Liability to the Employee, the form of such joint election being formally approved by HMRC (the “NICs Joint Election”), as provided for in Annex 1 to this Addendum to the Agreement. Participant further agrees to accept any other required consent, elections or other joint elections as may be required by the Company between Participant and the Company and/or the employer or any successor to the Company and/or the Employer.

If Participant does not enter into a NICs Joint Election prior to the vesting of his/her RSUs, or if the NICs Joint Election is revoked at any time by HMRC, then unless the Company determines otherwise as provided below, the RSUs shall cease vesting and shall become null and void and no Shares will be issued under the Plan, without any liability to the Company and/or the employer.

Participant shall indemnify the Company and/or the employer against any Employer NICs and, if the Company so determines, the Company shall allow vesting of the RSUs notwithstanding the absence of a valid NICs Joint Election, and Participant agrees that, in such circumstances, the Company and/or the employer may recover the amount of any Employer NICs by way of withholding in accordance with Section 6 of the Agreement.

Participant further agrees that the Company and/or the employer may collect the Employer NICs from Participant by any of the means set forth in Section 6 of the Agreement.

ANNEX 1

FACEBOOK INC.
2012 EQUITY INCENTIVE PLAN
Restricted Stock Unit Awards
for Employees in the United Kingdom

FORM OF ELECTION TO TRANSFER THE EMPLOYER’S SECONDARY
CLASS 1 NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE
1.    Parties

This Election is between:

(A)
The named Participant (the “Employee”), who is employed by the employing company set out in the attached schedule (the “Employer”), and who is eligible to receive Restricted Stock Units (“RSUs”) pursuant to the terms and conditions of the Facebook, Inc. 2012 Equity Incentive Plan (the “Plan”), and

(B)	Facebook, Inc. of 1601 Willow Road, Menlo Park, California 94025, U.S.A. (the “Company”) which may grant RSUs under the Plan and is authorized to enter this Election on behalf of the Employer.
2.    Purpose of Election

2.1
This Election relates to the Employer’s secondary Class 1 national insurance contributions (the “Employer’s Liability”) which may arise on the occurrence of a "Taxable Event" pursuant to section 4(4)(a) of the Social Security Contributions and Benefits Act 1992, including:

(i)	the acquisition of securities pursuant to the RSUs including any dividend equivalents paid out in securities of the Company (pursuant to section 477(3)(a) ITEPA); and/or

(ii)	the assignment or release of the RSUs in return for consideration (pursuant to section 477(3)(b) ITEPA); and/or

(iii)	the receipt of a benefit in connection with the RSUs other than a benefit within (i) or (ii) above (pursuant to section 477(3)(c) ITEPA).
In this Election, ITEPA means the Income Tax (Earnings and Pensions) Act 2003.

2.2
This Election applies to all RSUs granted to the Employee under the Plan, including any dividend equivalents paid out in securities of the Company with respect to the RSUs, on or after 23 April 2012 up to the termination date of the Plan.

2.3
This joint election will not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA 2003 (employment income: securities with artificially depressed market value).

2.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the Social Security Contributions and Benefits Act 1992, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

3.    The Election
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Taxable Event is hereby transferred to the Employee. The Employee understands that by accepting (whether in writing, electronically or otherwise) this Election he or she will become personally liable for the Employer’s Liability covered by this Election.
4.    Payment of the Employer’s Liability

4.1	The Employee hereby authorizes the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Taxable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the RSUs; and/or

(iv)	through any other method as set forth in the award agreement entered into between the Employee and the Company.

4.2	The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee until full payment of the Employer’s Liability is received.

4.3
The Company agrees to remit the Employer’s Liability to Her Majesty’s Revenue and Customs (“HMRC”) on behalf of the Employee within fourteen (14) days after the end of the U.K. tax month during which the Taxable Event occurs.

5.    Duration of Election

5.1
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2    This Election will continue in effect until the earliest of the following:

(i)	such time as both the Employee and the Company agree that it should cease to have effect;

(ii)	on the date the Company serves notice on the Employee terminating its effect;

(iii)	on the date the HMRC withdraws approval of this Form of Election; or

(iv)	on the date the Election ceases to have effect in accordance with its terms in respect of any outstanding RSUs granted under the Plan.

Agreed to by the Employee by electronically accepting this award of RSUs.

Agreed to by Facebook, Inc.